Exhibit 3.3

UNITED STATES OF AMERICA

The State of Washington

Secretary of State

CERTIFICATE OF MERGER

I, Kim Wyman, Secretary of State of the State of Washington and custodian of its seal, hereby certify that documents meeting statutory requirements have been filed and processed with the Secretary of State merging the listed "Merging Entities" into:

GROWFLOW CORP.

DE Profit Corporation
UBI: 000-000-000
Filing Date: September 26, 2017

Merging Entities:

604-032-794	GROWFLOW, INC.

THE SEAL OF THE STATE OF WASHINGTON 1889

Given under my hand and the Seal of the State of Washington at Olympia, the State Capital

Kim Wyman

Kim Wyman, Secretary of State

Date Issued: 10/4/2017

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FILED	09/26/17
SEPTEMBER 26, 2017	3559493-002
SECRETARY OF STATE	$90.00 R
STATE OF WASHINGTON	tid: 3596130

ARTICLES OF MERGER

Between

GROWFLOW, INC.

(a Washington Corporation)

and

GROWFLOW CORP.
(a Delaware Corporation)

Pursuant to RCW 23B.11 of the Washington business corporation act, the undersigned corporations hereby adopt the following Articles of Merger.

1.                Agreement and Plan of Merger. The Plan of Merger is attached to these Articles of Merger and is incorporated herein by reference.

2.                Merger Approval. The merger was duly approved by the Board of Directors and shareholders of Growflow, Inc. and Growflow Corp. pursuant to the Washington business corporation act.

3.                Effective Time. The merger shall become effective upon the date of filing of these Articles of Merger.

DATED this 25 day of September, 2017.

GROWFLOW, INC.	GROWFLOW CORP.

By: /s/ Rufus Casey	By: /s/ Rufus Casey
Its: CEO	Its: CEO

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AGREEMENT AND PLAN OF MERGER

Between

GROWFLOW, INC.

(a Washington Corporation)

and

GROWFLOW CORP.
(a Delaware Corporation)

This Plan of Merger is entered into by and between Growflow, Inc., a Washington corporation, and Growflow Corp., a Delaware corporation, and shall be effective on the date the Articles of Merger have been duly filed with the Secretary of State for the State of Washington (the "Effective Date").

1.                Growflow, Inc. (the "Disappearing Company") shall be merged with and into Growflow Corp., a Delaware corporation (the "Surviving Company").

2.                Upon the Effective Date, the separate existence of the Disappearing Company shall cease, and the Surviving Company shall become the owner of all the rights and property of the Disappearing Company and shall be subject to all its debts and liabilities.

3.                Upon the Effective Date, each share of common stock of the Disappearing Company issued and outstanding on the date of merger shall be converted into an equal shares of common stock of the Surviving Company, as prescribed in the attached Exhibit A.

4.                The Certificate of Incorporation and the Bylaws of the Surviving Company shall continue in full force and effect.

DATED this 25 day of  September, 2017.

GROWFLOW, INC.	GROWFLOW CORP.

By: /s/ Rufus Casey	By: /s/ Rufus Casey
Its: CEO	Its: CEO

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EXHIBIT A

Subscriber	No. of Shares prior to Merger (Growflow, Inc.)	No. of Shares after Merger (Growflow, Corp.)
Rufus Casey	1,500,000	1,500,000
Tom Wilson	500,000	500,000
Total	2,000,000	2,000,000

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